EXHIBIT 23.1 – CONSENT OF SCHUMACHER & ASSOCIATES INC., CERTIFIED PUBLIC ACCOUNTANTS

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO   80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Gryphon Oil & Gas, Inc. on Form SB-2, of our report dated January 25, 2007, relating to the financial statements of Gryphon Oil & Gas, Inc. for the period from January 16, 2006 (inception) through September 30, 2006, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Denver, Colorado

February 21, 2007